     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1998

                                                                REGISTRATION NO.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                 AMERIPATH, INC.

        ----------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                     65-0642485
---------------------------------                -------------------------------
(State or other jurisdiction of                        (IRS Employer
 incorporation or organization)                    Identification Number)

                           7289 GARDEN ROAD, SUITE 200
                          RIVIERA BEACH, FLORIDA 33404

        -----------------------------------------------------------------
                    (Address of Principal Executive Offices)

           AMERIPATH, INC. 1996 AMENDED AND RESTATED STOCK OPTION PLAN
                AMERIPATH, INC. 1996 DIRECTORS STOCK OPTION PLAN

        -----------------------------------------------------------------
                            (Full title of the Plans)

                                  JAMES C. NEW
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 AMERIPATH, INC.
                           7289 GARDEN ROAD, SUITE 200
                          RIVIERA BEACH, FLORIDA 33404

        ----------------------------------------------------------------
                     (Name and address of agent for service)

                                 (561) 845-1850

        ----------------------------------------------------------------
                     (Telephone number, including area code,
                           of agent for service)

                                    Copy to:

                             Keith Wasserstrom, Esq.
           Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.
                     515 East Las Olas Boulevard, Suite 1500
                         Fort Lauderdale, Florida 33301
                                 (954) 768-8281

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
    TITLE OF           AMOUNT TO BE        PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
SECURITIES TO BE        REGISTERED     OFFERING PRICE PER SHARE   AGGREGATE OFFERING    REGISTRATION FEE
   REGISTERED                                    (1)                    PRICE(2)
------------------------------------------------------------------------------------------------------------
 COMMON STOCK,           2,357,600               $16                 $25,323,011.4          $8,356.60
  $.01 PAR VALUE           shares
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h).

(2) Computed in accordance with Rule 457(h) on the basis of (i) the actual exercise price of (a) $1.11 for 211,600, (b)$1.67 for 378,011, (c) $8.33
      for 260,100, (d) $10 for 312,000 and. (e) $16.75 for 48,000 of the options to purchase Common Stock being registered which have already been granted and, (ii) the average of the high and low sale price of the Common Stock on March 16, 1998 with respect to the future 1,147,889 shares of subject to future grants or options.

================================================================================

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
           ----------------------------------------------------------

ITEM 1. INCORPORATION OF DOCUMENTS BY REFERENCE
        ---------------------------------------

        The Registrant hereby incorporates by reference into this Registration Statement the following documents:

          (i) the Prospectus, included in the Registrant's registration statement on Form S-1 (No. 333-34265) in connection with the Registrants Initial Public Offering, as filed with the Securities and Exchange Commission, effective October 21, 1997 ("the Prospectus");

          (ii) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the date of the Prospectus; and

          (iii) the description of the Registrant's Common Stock contained in the Prospectus

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities than remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 2. DESCRIPTION OF SECURITIES
        -------------------------

        Not applicable.

ITEM 3. INTERESTS OF NAMED EXPERTS AND COUNSEL
        --------------------------------------

        Not applicable.

ITEM 4. INDEMNIFICATION OF OFFICERS AND DIRECTORS
        -----------------------------------------

        The Registrant has authority under Section 145 of the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify and may insure its officers and directors to the fullest extent not prohibited by law.

        The provisions of the Delaware General Corporation Law that authorize indemnification do not eliminate the duty of care of a director. In general, directors and officers will avoid liability only if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of a corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 5. EXEMPTION FROM REGISTRATION CLAIMED
        -----------------------------------

        Not applicable.

ITEM 6. EXHIBITS
        --------

        See "Exhibit Index" on page 5 below.

ITEM 7. UNDERTAKINGS
        ------------
        (a)    The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riviera Beach, State of Florida, on March 18, 1998.

                               AMERIPATH, INC.

                               By:   /s/ JAMES C. NEW
                                     -------------------------------------
                                     James C. New
                                     President and Chief Executive Officer




                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. New and Robert P. Wynn his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and any additional registration statements filed under the Securities Act of 1933 relating hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 18, 1998.


                            SIGNATURE                                           TITLE
                            ---------                                           -----

            /s/ JAMES C. NEW                                   President, Chief Executive Officer and
            -----------------------------                      Director (principal executive officer)
            James C. New


            /s/ ALAN LEVIN, M.D.                               Chief Operating Officer and Director
            -----------------------------
            Alan Levin, M.D.


            /s/ ROBERT P. WYNN                                 Executive Vice President and Chief
            -----------------------------                      Financial Officer (principal financial
            Robert P. Wynn                                     officer and principal accounting officer)


            /s/ THOMAS S. ROBERTS                              Chairman of the Board and Director
            -----------------------------
            Thomas S. Roberts


            /s/ TIMOTHY KILPATRICK, M.D.                       Director
            -----------------------------
            Timothy Kilpatrick, M.D.


            /s/ C. ARNOLD RENSCHLER, M.D.                      Director
            -----------------------------
            C. Arnold Renschler, M.D.


            /s/ E. ROE STAMPS, IV                              Director
            -----------------------------
            E. Roe Stamps, IV


                                  EXHIBIT INDEX

           EXHIBIT NUMBER                        DESCRIPTION

                4.1               AmeriPath, Inc. 1996 Amended and Restated
                                  Stock Option Plan*

                4.2               AmeriPath, Inc. 1996 Director Stock Option
                                  Plan*

                5                 Opinion of Greenberg, Traurig, Hoffman,
                                  Lipoff, Rosen & Quentel, P.A., and consent of counsel

                23.1              Consent of Greenberg, Traurig, Hoffman,
                                  Lipoff, Rosen & Quentel, P.A. is contained in its opinion included as Exhibit 5 hereof

                23.2              Consent of Deloitte & Touche LLP


                24                Power of Attorney is included in the Signature
                                  Section of this Registration Statement













--------------------
*Previously filed as part of the Prospectus